Exhibit 99.1

Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Second Quarter 2024 Financial Results
and Increases Full Year 2024 Sales Guidance

San Diego, August 1, 2024 - Tandem Diabetes Care, Inc. (Nasdaq: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended June 30, 2024 and increased sales guidance for the year ending December 31, 2024.

Second Quarter 2024 Highlights

•Worldwide GAAP sales increased 13 percent to $221.9 million compared to second quarter 2023; worldwide non-GAAP sales(1) increased 12 percent to $221.8 million compared to second quarter 2023.
•More than 20,000 pumps shipped in the United States, a sequential increase of 33 percent compared to first quarter 2024.
•Launched Tandem Mobi with Dexcom G7 continuous glucose monitoring (CGM) sensor integration in the United States.
•Completed enrollment for Control-IQ pivotal study to support an expanded indication for Control-IQ to people living with type 2 diabetes.
•Began the launch of Tandem Source outside the United States.

“Our financial outperformance in the second quarter was bolstered by strong demand for our latest technology offerings, namely Tandem Mobi, which drove our expansion of the insulin pump market,” said John Sheridan, president and chief executive officer. “The early enthusiasm for our expanding portfolio supports our strategy to offer our customers choice as we work to bring the benefits of our technology to more people living with diabetes worldwide.”

Exhibit 99.1
Second Quarter 2024 Sales Results Compared to 2023

From September 2022 through February 2024, the Company offered the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of Tandem Mobi, for a fee when available. At the end of the second quarter, the Company began offering eligible t:slim X2 owners the opportunity to switch to a Tandem Mobi under the terms of the program. As a result of this program, the Company is providing select financial results for both GAAP and non-GAAP. Additional information, including the accounting treatment of this program and other non-GAAP measures, can be found under Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. See also “Non-GAAP Financial Measures” below.

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024		2023		2024		2023
($ in millions)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)
United States	$156.7	$156.6	$142.5	$144.8	$286.5	$287.5	$273.7	$278.1
Outside United States	65.2	65.2	53.4	53.4	127.1	127.1	91.6	91.6
Total Worldwide	$221.9	$221.8	$195.9	$198.2	$413.6	$414.6	$365.3	$369.7

Second Quarter 2024 Additional Results Compared to Second Quarter 2023

•Sales: In the United States, GAAP sales included $0.2 million incremental sales relating to Tandem Choice compared to a sales deferral of $2.3 million. Non-GAAP sales do not include Tandem Choice-related sales deferrals or recognition.

Worldwide shipments increased 3 percent driven by an 8 percent increase in the United States. Domestic shipments were more than 20,000 pumps. Shipments outside the United States decreased 6 percent to nearly 10,000 pumps.

•Gross profit: GAAP gross profit was $112.8 million, compared to $101.7 million. GAAP gross margin was 51 percent compared to 52 percent.

Non-GAAP gross profit(1) was $112.7 million compared to $104.0 million. Non-GAAP gross margin(1) was 51 percent compared to 52 percent.

•Operating loss: GAAP operating loss was $30.8 million, or negative 14 percent of sales, compared to $38.8 million, or negative 20 percent of sales.

Non-GAAP operating loss(1) was $30.9 million, or negative 14 percent of sales, compared to $22.4 million or negative 11 percent of sales.

•Net loss: GAAP net loss was $30.8 million, compared to $35.8 million.

Non-GAAP net loss(1) was $30.9 million compared to $19.4 million.

Adjusted EBITDA(1) was negative $1.9 million, or negative 1 percent of sales, compared to $5.3 million, or 3 percent of sales.

(1) A reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures and additional information can be found in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

See tables for additional financial information.

Exhibit 99.1
2024 Financial Guidance

The Company’s non-GAAP guidance for the fiscal year ending December 31, 2024 is set forth below. The most directly comparable GAAP financial measures are not accessible on a forward-looking basis due to the high degree of complexity in the accounting treatment for the Tandem Choice program. For a description of non-GAAP sales, non-GAAP gross margin, and Adjusted EBITDA margin, as well as an illustration of the reconciliation from the most directly comparable GAAP financial measures, refer to Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

“We increased our worldwide sales expectations to 15 percent annual growth, which reflects the strong performance of our recent product launches and consistently high retention rates for our existing customer base,” said Leigh Vosseller, executive vice president and chief financial officer. “Driving growth is a top priority for our business, as we balance the associated investments with opportunities to drive leverage in pursuit of our long-term profitability objectives.”

For the year ending December 31, 2024, the Company is updating its 2024 financial guidance as follows:

•Non-GAAP sales are estimated to be approximately $885 million to $892 million for the full year and $222 million to $225 million in the third quarter.
▪Sales in the United States of $640 million to $645 million for the full year and $162 million to $165 million in the third quarter.
▪Sales outside the United States of approximately $245 million to $247 million for the full year and $60 million in the third quarter.
•Non-GAAP gross margin is estimated to be approximately 51 percent for the full year and the third quarter.
•Adjusted EBITDA margin is estimated to be breakeven as a percent of sales for the full year and the third quarter.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $120 million. This includes:
▪Approximately $100 million non-cash, stock-based compensation expense.
▪Approximately $20 million depreciation and amortization expense.
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the historical GAAP financial measures to the most directly comparable historical non-GAAP financial measures has been provided in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

The Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

In particular, the accounting treatment for Tandem Choice has a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. The total Tandem Choice deferral was $31.0 million as of June 30, 2024. When a customer elects to participate in Tandem Choice, the Company will recognize the existing deferral, incremental fees received and the associated costs of providing the new insulin pump at the time of fulfillment. The timing of recognition will be based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate at program expiration.

Exhibit 99.1
Notably:
•Offering the program does not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility was automatic and no election was necessary to participate in Tandem Choice at the time of a t:slim X2 purchase. Customer eligibility ended in February 2024 with the commercial availability of the new hardware platform, Tandem Mobi.
•Qualifying customers were able to elect participation in Tandem Choice starting at the end of the second quarter of 2024.
•An affirmative election is required for the customer to participate in Tandem Choice, at which time any customer fees will be received and recognized as a sale. Any remaining deferrals will be recognized at program expiration.
•The expiration date of Tandem Choice is December 31, 2024.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BIc1efe0f41c4149d2ae27551b0212f1cf) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ advanced hybrid closed-loop technology. Tandem Diabetes Care is based in San Diego, California. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process outside the United States for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)

	June 30,	December 31,
	2024	2023
Assets	(Unaudited)
Current assets:
Cash, cash equivalents and short-term investments	$452,415	$467,912
Accounts receivable, net	98,117	105,555
Inventories	161,661	157,937
Other current assets	21,195	16,585
Total current assets	733,388	747,989

Property and equipment, net	78,626	76,542
Operating lease right-of-use assets	88,243	87,791
Other long-term assets	37,246	40,336
Total assets	$937,503	$952,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$103,872	$105,742
Current portion of convertible senior notes, net	40,540	—
Operating lease liabilities	17,790	17,060
Deferred revenue	44,200	43,994
Other current liabilities	34,208	28,462
Total current liabilities	240,610	195,258

Convertible senior notes, net - long-term	307,392	285,035
Operating lease liabilities - long-term	111,392	113,572
Deferred revenue - long-term	11,736	13,331
Other long-term liabilities	32,498	31,830
Total liabilities	703,628	639,026

Total stockholders’ equity	233,875	313,632
Total liabilities and stockholders’ equity	$937,503	$952,658

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Sales	$221,910	$195,917	$413,584	$365,300
Cost of sales	109,116	94,182	206,118	180,658
Gross profit	112,794	101,735	207,466	184,642
Operating expenses:
Selling, general and administrative	94,242	97,610	184,348	187,424
Research and development	49,326	42,933	95,570	85,093
Acquired in-process research and development expenses	—	—	—	78,750
Total operating expenses	143,568	140,543	279,918	351,267
Operating loss	(30,774)	(38,808)	(72,452)	(166,625)
Total other income (expense), net	1,031	4,179	3,180	8,410
Loss before income taxes	(29,743)	(34,629)	(69,272)	(158,215)
Income tax expense	1,071	1,146	4,257	1,433
Net loss	$(30,814)	$(35,775)	$(73,529)	$(159,648)

Net loss per share - basic and diluted	$(0.47)	$(0.55)	$(1.13)	$(2.47)

Weighted average shares used to compute basic and diluted net loss per share	64,994	64,830	65,160	64,690

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)

	(Unaudited)
($'s in thousands)	Three Months Ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
United States:
Pump	$81,745	$74,360	10%	$143,465	$140,816	2%
Supplies and other	74,812	70,450	6%	143,999	137,259	5%
Net revenue recognized (deferred) for Tandem Choice	154	(2,309)	(107)%	(992)	(4,332)	(77)%
Total GAAP Sales in the United States	$156,711	$142,501	10%	$286,472	$273,743	5%
Adjustment for Tandem Choice	(154)	2,309	(107)%	992	4,332	(77)%
Total Non-GAAP Sales in the United States	$156,557	$144,810	8%	$287,464	$278,075	3%

Outside the United States:
Pump	$26,130	$27,317	(4)%	$51,697	$45,563	13%
Supplies and other	39,069	26,099	50%	75,415	45,994	64%
Total Sales Outside the United States	$65,199	$53,416	22%	$127,112	$91,557	39%

Total GAAP Worldwide Sales	$221,910	$195,917	13%	$413,584	$365,300	13%
Adjustment for Tandem Choice	(154)	2,309	(107)%	992	4,332	(77)%
Total Non-GAAP Worldwide Sales	$221,756	$198,226	12%	$414,576	$369,632	12%

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table D and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table D

($'s in thousands)	Three Months Ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
GAAP sales	$221,910	$195,917	$413,584	$365,300
Adjustment for Tandem Choice (1)	(154)	2,309	992	4,332
Non-GAAP sales	$221,756	$198,226	$414,576	$369,632

GAAP gross profit	$112,794	$101,735	$207,466	$184,642
Adjustment for Tandem Choice(1)	(127)	2,309	1,019	4,332
Non-GAAP gross profit	$112,667	$104,044	$208,485	$188,974
GAAP gross margin(2)	51%	52%	50%	51%
Non-GAAP gross margin(3)	51%	52%	50%	51%

GAAP operating loss	$(30,774)	$(38,808)	$(72,452)	$(166,625)
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(4)	—	14,099	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(127)	2,309	1,019	4,332
Non-GAAP operating loss	$(30,901)	$(22,400)	$(71,433)	$(66,764)
GAAP operating margin(2)	(14)%	(20)%	(18)%	(46)%
Non-GAAP operating margin(3)	(14)%	(11)%	(17)%	(18)%

GAAP net loss	$(30,814)	$(35,775)	$(73,529)	$(159,648)
Income tax expense (benefit)	1,071	1,146	4,257	1,433
Interest income, interest expense and other, net	(1,031)	(4,179)	(3,180)	(8,410)
Depreciation and amortization	4,108	4,265	8,151	7,661
Stock-based compensation expense	24,897	23,400	46,936	44,205
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(4)	—	14,099	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(127)	2,309	1,019	4,332
Adjusted EBITDA	$(1,896)	$5,265	$(16,346)	$(14,898)
Adjusted EBITDA margin(3)	(1)%	3%	(4)%	(4)%

GAAP net loss	$(30,814)	$(35,775)	$(73,529)	$(159,648)
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(4)	—	14,099	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(127)	2,309	1,019	4,332
Non-GAAP net loss	$(30,941)	$(19,367)	$(72,510)	$(59,787)
(1) The accounting treatment for Tandem Choice has a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) GAAP margins including GAAP gross margin and GAAP operating margin are calculated using GAAP sales.
(3) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.
(4) Acquired in-process research and development charges representing the value of acquired in-process research and development assets with no alternative future use and acquisition related expenses recorded in connection with the acquisitions of AMF Medical SA in 2023.